Exhibit 10.1

PROVENTION BIO, INC.

SCIENTIFIC ADVISOR AGREEMENT

THIS SCIENTIFIC ADVISOR AGREEMENT (this “Agreement”) is made effective as of June 1, 2022 (the “Effective Date”), by and between by and between PROVENTION BIO, INC., a Delaware corporation (the “Company”), and Dr. Jeffrey Bluestone, PhD (the “Advisor”; together with the Company, collectively the “Parties”, and individually, a “Party”).

RECITALS

WHEREAS, the Advisor has acquired special education, training and experience which qualifies the Advisor to provide the Services (as defined below) to the Company; and

WHEREAS, the Company desires to engage the Advisor and the Advisor desires to be engaged by the Company, upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1. Engagement. The Company hereby agrees to retain the Advisor to provide the Services (as defined below) and the Advisor hereby accepts that engagement and agrees to provide the Services to the Company upon the terms and conditions hereinafter set forth.

2. Term. Subject to the provisions of Section 8 below, the Advisor’s engagement with the Company shall commence on the Effective Date and continue until the earlier of (a) the business day immediately prior to the Company’s 2023 annual meeting of stockholders and (b) May 17, 2023 (the “Term”, and the last day of the Term, the “Termination Date”).

3. Position, Duties, Responsibilities.

3.1 Duties. During the Term, the Advisor shall serve as a scientific advisor to the Company and shall, in such capacity, perform such scientific advisory services (“Services”) as reasonably requested by the Company’s Chief Executive Officer or the Chairman of the Board of Directors (the “Board”) of the Company. The Advisor shall devote the Advisor’s commercially reasonable efforts and attention to the performance of the Services for the Company on a timely basis for up to 12 hours during the Term.

3.2 Independent Contractor. It is understood and agreed by the Parties that the Advisor is an independent contractor in the performance of the Services under this Agreement and that Advisor shall perform the Services under the control of the Company as to the result of such Services only and not as to the means by which such result is accomplished. This Agreement does not create an employer-employee relationship between the Advisor and the Company and the Advisor shall have no right to receive any employee benefits including, but not limited to, health and accident insurance, life insurance, sick leave and/or vacation. The Advisor agrees to pay all taxes including, self-employment taxes due in respect of any compensation provided to the Adviser hereunder and shall indemnify the Company in the event the Company is required to pay any such taxes on behalf of the Advisor.

4. Consideration, Benefits, Expenses.

4.1 Consideration; Post-Termination Exercise Period. As full compensation for the Services to be provided by the Advisor under this Agreement, the option to purchase 33,000 shares of common stock of the Company (the “Stock Option”) granted under the Company’s 2017 Equity Incentive Plan (the “Plan”) to the Advisor on May 17, 2022, shall continue to vest in accordance with its terms so long as the Advisor is providing the Services and shall vest in full on the Termination Date. The Company acknowledges and agrees that the provision of Services hereunder by the Advisor shall constitute “Continuous Service” for purposes of the Plan, which will result in outstanding options to purchase common stock of the Company, including the Stock Option, continuing to vest for so long as the Advisor provides the Services. The post-termination period for exercising the Stock Option and any other options to purchase common stock of the Company held by the Advisor shall commence on the Termination Date and shall terminate in accordance with the terms of such options.

4.2 Reimbursement of Expenses. The Company shall promptly reimburse the Advisor for any reasonable costs and out of pocket expenses incurred by the Advisor in connection with the Services specifically requested by Company and actually performed by the Advisor pursuant to the terms of this Agreement.

5. Confidentiality.

5.1 “Confidential Information” shall mean for the purposes of this Agreement all of the trade secrets, know-how, ideas, business plans, pricing information, the identity of and any information concerning customers or suppliers, computer programs (whether in source code or object code), procedures, processes, strategies, methods, systems, designs, discoveries, inventions, production methods and sources, marketing and sales information, information received from others that the Company is obligated to treat as confidential or proprietary, information relating to the Company’ s corporate finance and liquidity transactions, the Company’s internal documents, such as its and its affiliates’ operating agreements, and by-laws, contracts with employees or third parties and any other technical, operating, financial and other business information relating to the Company, its business, potential business, operations or finances, or the business of the Company’s affiliates or customers.

5.2 “Confidential Information” of the Company shall not be deemed to include information which Advisor can demonstrate by competent evidence: (a) was in the public domain when disclosed by the Company to Advisor or subsequently becomes public through no act or failure to act on the part of Advisor in breach of this Agreement or any fiduciary duty to the Company; or (b) was or is furnished to Advisor by a third party not bound by any confidentiality obligation or other restriction on disclosure with respect to such information.

5.3 The Advisor shall only use Confidential Information for the benefit of the Company in the rendering of Services for the Company and will not otherwise use or disclose such information to others, at any time, now or in future, directly or indirectly, (a) without prior express, written permission in each instance of disclosure of an officer of the Company authorized to grant such permission or (b) except as permitted under Section 5.4 of this Agreement. Subject to Section 5.4 of this Agreement, the Company may grant or deny permission to disclose in each instance in its sole discretion. Subject to Section 5. below, upon termination of this Agreement, the Advisor shall destroy or, upon the Company’s request, immediately return to the Company, all drawings, blueprints, manuals, specification documents, documentation, source or object codes, tape discs and any other storage media, letters, notes, notebooks, reports, flowcharts, and all other materials in his possession or under his control relating to the Confidential Information and/or the Services, as well as all other property belonging to the Company which is then in the Advisor’s possession or under his control.

5.4 Notwithstanding any other provision of this Agreement, disclosure of Confidential Information of the Company shall not be precluded if such disclosure is required under applicable law, regulation, or valid order of a court or other governmental body to which Advisor is subject, provided that, Advisor shall, to the extent practicable, first have given written notice to the Company of the need for such disclosure reasonably in advance so that the Company may (if it elects) seek a protective order or other confidential treatment of its Confidential Information.

2

5.5 The Advisor agrees that in rendering Services to the Company, the Advisor will disclose to the Company only information that the Advisor has the right to freely disclose without incurring legal liability to, or violating rights of, others.

5.6 The Advisor understands that the Advisor will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; provided that notwithstanding this immunity from liability, the Advisor may be held liable if the Advisor unlawfully accesses trade secrets by unauthorized means. In addition, the Advisor understands that nothing contained in this Agreement limits the Advisor’s ability to communicate with any federal, state, or local governmental agency or entity concerning matters relevant to the governmental agency or entity.

5.7 Nothing in this Section 5 is intended to limit any remedy of the Company under applicable law.

6. Materials and Developments.

6.1 Materials. All documentation, information, and biological, chemical and other documents or materials furnished to the Advisor by or on behalf of the Company (“Materials”) and all associated intellectual property rights therein will remain the exclusive property of the Company. The Advisor will use Materials provided by the Company only as necessary to perform the Services and will treat them in accordance with the requirements of this Section 6.1. The Advisor will not use or evaluate those Materials or any portions thereof for any other purpose except as directed or permitted in writing by the Company. Without the Company’s prior express written consent, the Advisor will not analyze the Materials, or transfer or make the Materials available to third parties.

6.2 Deliverables. The Advisor will promptly and fully disclose all Deliverables (as defined below) to the Company. The Advisor hereby assigns and agrees to assign to the Company (or as otherwise directed by the Company) all rights in the United States and throughout the world to inventions, discoveries, improvements, ideas, designs, processes, formulations, products, computer programs, works of authorship, databases, mask works, trade secrets, know-how, information, data, documentation, reports, research, creations and other products arising from or made in the performance of the Services (whether or not patentable or subject to copyright or trade secret protection) (collectively, “Deliverables”). The Company will have the right to use Deliverables for any and all purposes. During and after the Term, the Advisor will cooperate fully in obtaining patent and other proprietary protection for any patentable Deliverables, all in the name of the Company and at the Company’s cost and expense. Such cooperation will include, without limitation, executing and delivering all requested applications, assignments and other documents, and taking such other measures as the Company may reasonably request in order to secure, prosecute, perfect and enforce the Company’s rights in the Deliverables. The Advisor will not charge the Company for time spent in complying with these obligations. The Advisor appoints the Company its attorney-in-fact to execute and deliver any such documents on behalf of the Advisor if the Advisor fails to do so. The Advisor will, however, retain full ownership rights in and to all templates, programs and other materials developed or obtained or licensed from third parties by the Advisor (“Advisor Property”) prior to or independent of the Services, regardless of whether such Advisor Property is used in the performance of the Services. The Advisor hereby grants to the Company a perpetual, non-exclusive, fully paid-up worldwide license to use Advisor Property solely to the extent required for the Company’s use of the Deliverables. The Advisor also waives all claims to any moral rights or other special rights that the Advisor may have or accrue in any Deliverable.

6.3 Work at Third Party Facilities. The Advisor will not use any third-party facilities or intellectual property in performing the Services without the Company’s prior written consent.

3

7. Termination; Survival.

7.1 Termination. Each Party may terminate this Agreement at any time without cause and without liability to any other Party upon not less than thirty (30) days’ prior written notice to the other Party. If not earlier terminated, this Agreement shall automatically terminate on the Termination Date.

7.2 Effect of Termination of Services. In the event of termination of this Agreement, howsoever occurring, neither the Advisor nor his beneficiary or estate will have any further rights or claims against the Company, its affiliates, or its subsidiaries under this Agreement except to receive reimbursement for any expenses for which the Advisor shall not have theretofore been reimbursed as provided in Section 4.2 (the “Final Reimbursement”). The Final Reimbursement will be paid by the Company to the Advisor within thirty (30) days following the date of termination. For the avoidance of doubt, upon termination of this Agreement prior to the Termination Date, the Stock Option will automatically terminate. Upon a termination of this Agreement, the Advisor shall be entitled to exercise any vested stock options in accordance with the terms of the Plan and the agreements evidencing such stock options.

8. Representations, Warranties and Covenants. The Advisor represents and warrants that the Advisor has the right to enter into this Agreement and that performing the Advisor’s obligations under this Agreement does not violate any law, rule of ethics, contract, agreement or third party right. In performing the Services, the Advisor shall perform the Services in a professional manner in accordance with applicable laws, rules, regulations and industry standards and shall comply, with all applicable business conduct, regulatory and health and safety guidelines established by the Company or any governmental authority with respect to the Company’s business.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to principles of conflicts of law. Any and all actions arising out of this Agreement or the Advisor’s engagement by Company or termination therefrom shall be brought and heard in the state and federal courts of the State of New Jersey and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of any such courts. The Company and THE ADVISOR HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY IN ANY ACTION CONCERNING THIS AGREEMENT OR ANY AND ALL MATTERS ARISING DIRECTLY OR INDIRECTLY HEREFROM AND REPRESENT THAT THEY HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE OR HAVE CHOSEN VOLUNTARILY NOT TO DO SO SPECIFICALLY WITH RESPECT TO THIS WAIVER.

10. Miscellaneous.

10.1 Assignment. The Company shall have the right to assign its rights and obligations under this Agreement to a party that assumes the Company’s obligations hereunder. The Advisor shall not have the right to assign its rights or obligations under this Agreement without the prior written consent of the Company.

10.2 Entire Agreement; Counterparts. This Agreement supersedes and replaces all previous agreements between the Parties to this Agreement relating to the rendering of Services by the Advisor for the Company and constitutes the entire agreement and understanding between the Parties relative to the rendering of Services by the Advisor for the Company. This Agreement will not be amended or modified nor may any of its terms be waived except by a writing signed by both of the Parties. This Agreement may be executed in counterparts, each of which will be deemed an original, but all those counterparts together will constitute one and the same instrument. For the avoidance of doubt, nothing in this Agreement shall amend any indemnification agreement entered into by Advisor and the Company in respect of his prior service on the Board.

10.3 Headings. Headings and subheadings are for convenience only and shall not be deemed to be a part of this Agreement.

10.4 Waiver. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof. All waivers by the Company shall be in writing.

10.5 Severability. In case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement.

[Signature page to follow]

4

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

COMPANY:

PROVENTION BIO, INC.

By:	/s/ Ashleigh Palmer

Title:	Chief Executive Officer

ADVISOR: JEFFREY BLUESTONE, PHD

By:	/s/ Jeffrey Bluestone